Exhibit 10.88

EXTENSION AGREEMENT

This EXTENSION AGREEMENT (this "Agreement") dated as of October 25, 2022 and effective as of October 9, 2022, by and between La Rosa Holdings Corp., a Nevada corporation (“Company”) and _________________________ (“Investor”). Each of the Company and the Investor are a “Party” to this Agreement, and one or more of them, as the context shall require, are the “Parties” hereto.

RECITALS:

WHEREAS, the Company has executed and delivered to Investor, inter alia, that certain Convertible Note Purchase Agreement dated as of ____, 2021, together with all Exhibits and Schedules thereto (the “Note Purchase Agreement”), including but not limited to the Convertible Promissory Note in the principal amount of $_____ dated ____, 2021, which has, as of October 25, 2022, an aggregate outstanding principal balance of $____ (“Note”);

WHEREAS, the Note is due and payable on ____, 2022 (“Initial Maturity Date”);

WHEREAS, the Company has requested that Investor extend the term of the Note to January 31, 2023, and Investor is willing to do so on the terms and conditions set forth below;

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used but not defined in this Agreement shall have the meaning given to such capitalized terms in the Note Purchase Agreement.

2. Extension of Maturity Date. The maturity date of the Note is hereby extended to the earlier of: (i) the date that the Company’s common stock, $0.0001 par value per share (“Common Stock”) becomes listed for trading on a national securities exchange (including the Nasdaq), or (ii) to 5:00 p.m. New York City, New York, Time on January 31, 2023 (the “Maturity Date”). The liens, interests, assignments, and other rights evidenced by the Note Purchase Agreement are hereby renewed and extended to secure payment of the Note as extended hereby. The Company shall evidence its agreement to such extension and its agreement to timely pay the Note and all other Obligations thereunder on the Maturity Date by its signature hereon and on the Allonge to the Promissory Note which will amend and be attached to the Promissory Note, and be incorporated therein and made a part thereof.

3. Extension Consideration. In consideration for the foregoing extension, the Company shall pay to the Investor the interest due under the Note from the next date after the Initial Maturity Date, 2022 to the Maturity Date in accordance with the terms and conditions of the Note and Note Purchase Agreement. Investor hereby waives any and all Events of Default existing under the Note Purchase Agreement and the Note as of the date of this Agreement.

4. Representations and Warranties. The Company hereby represents and warrants that (a) La Rosa Holdings Corp. is duly organized and legally existing under the laws of the State of Nevada; (b) the execution and delivery of, and performance under this Agreement are within the Company's power and authority without the joinder or consent of any other party and have been duly authorized by all requisite action and are not in contravention of law or the powers of the Company's respective organization documents; (c) this Agreement constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms; (d) the execution and delivery of this Agreement by the Company does not contravene, result in a breach of or constitute a default under any deed of trust, loan agreement, indenture or other contract, agreement or undertaking to which the Company is a party or by which the Company or any of its properties may be bound (nor would such execution and delivery constitute such a default with the passage of time or the giving of notice or both) and does not violate or contravene any law, order, decree, rule or regulation to which the Company is subject; and (e) to the best of the Company's knowledge, except as waived hereby, there exists no uncured default under the Note Purchase Agreement or Note. The Company agrees to indemnify and hold Investor harmless against any loss, claim, damage, liability or expense (including without limitation reasonable attorneys' fees) incurred as a result of any representation or warranty made by it herein proving to be untrue in any respect.

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                5. Further Assurances. The Company, upon request from Investor, agrees to execute such other and further documents as may be reasonably necessary or appropriate to consummate the transactions contemplated herein.

6. Default; Remedies. If the Company shall fail to keep or perform any of the covenants or agreements contained herein (subject to the applicable notice and cure periods provided in the Note or Note Purchase Agreement) or if any statement, representation or warranty contained herein is false, misleading or erroneous in any material respect, the Company shall be deemed to be in default under the Note Purchase Agreement and the Note and Investor shall be entitled at its option to exercise any and all of the rights and remedies granted pursuant to the Note Purchase Agreement or the Note or to which Investor may otherwise be entitled, whether at law or in equity.

7. Ratification of Note Documents. Except as provided herein, the terms and provisions of the Note Purchase Agreement and all other documents related thereto, including but not limited to the Note, shall remain unchanged and shall remain in full force and effect. The Note Purchase Agreement and the Note as modified and amended hereby are hereby ratified and confirmed in all respects. All liens, security interests, mortgages and assignments granted or created by or existing under the Note Purchase Agreement or Note, if any, remain unchanged and continue, unabated, in full force and effect, to secure the Company's obligation to repay the Note. On and after the date hereof, each reference in the Note Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import referring to the Note Purchase Agreement, will mean, and will be a reference to, the Note Purchase Agreement as amended by this Agreement.

8. Liens Valid; No Offsets or Defenses. The Company hereby acknowledges that the liens, security interests and assignments created and evidenced by the Note Purchase Agreement and the Note, if any, are valid and subsisting and further acknowledges and agrees that there are no offsets, claims or defenses to any of the documents related to the Note and Note Purchase Agreement.

9. Entire Agreement. This Agreement supersedes and merges all prior and contemporaneous promises, representations and agreements, written or oral. No modification of this Agreement or of the Note Purchase Agreement or the Note or any other document related thereto, or any waiver of rights under any of the foregoing, shall be effective unless made by supplemental agreement, in writing, executed by Investor and the Company. Investor and the Company further agree that this Agreement may not in any way be explained or supplemented by a prior, existing or future course of dealings between the parties or by any prior, existing, or future performance between the parties pursuant to this Agreement or otherwise.

10. Notices. Any notice or communication required or permitted hereunder or under the Note Purchase Agreement shall be given in writing and sent in the manner required under the Note Purchase Agreement.

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11. Costs and Expenses. Contemporaneously with the execution and delivery hereof, the Company shall pay, or cause to be paid, all costs and expenses incident to the preparation hereof and the consummation of the transactions specified herein, including without limitation recording fees and fees and expenses of legal counsel to Investor.

12. Release of Investor. The Company hereby releases, remises, acquits and forever discharges Investor, together with its manager, members, participants, employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter accruing, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date hereof, and in any way directly or indirectly arising out of or in any way connected to this Agreement or of the Note Purchase Agreement including the Note, or any of the transactions associated therewith, including specifically but not limited to claims of usury.

13. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all Parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart. Fax or electronic copies of a document shall be deemed an original for all purposes.

14. Severability. If any covenant, condition, or provision herein contained is held to be invalid by final judgment of any court of competent jurisdiction, the invalidity of such covenant, condition, or provision shall not in any way affect any other covenant, condition or provision herein contained.

15. Time of the Essence. It is expressly agreed by the Parties hereto that time is of the essence with respect to this Agreement.

16. Representation by Counsel. The Parties acknowledge and confirm that each of their respective attorneys have participated jointly in the review and revision of this Agreement and that it has not been written solely by counsel for one Party. The Parties hereto therefore stipulate and agree that the rule of construction to the effect that any ambiguities are to or may be resolved against the drafting Party shall not be employed in the interpretation of this Agreement to favor either Party against the other.

17. Governing Law. This Agreement and the rights and duties of the parties hereunder shall be governed for all purposes by the law of the State of Nevada and the law of the United States applicable to transactions within said State, without giving effect to principles of conflicts of law.

18. Successors and Assigns. The terms and provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors. This Agreement is not assignable by the Company.

20. Breach. Any breach of this Agreement shall be an Event of Default under the Note Purchase Agreement and the Note and the Investor shall have all rights under the Note Purchase Agreement and the Note in such event.

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IN WITNESS WHEREOF, this Agreement is executed on and is effective as of October 25, 2022.

LA ROSA HOLDINGS CORP.,
as the Company

By: (Sign Here)
Name:	Joseph La Rosa
Title:	Chief Executive Officer

_________________________
As the Investor

By: (Sign Here)
Name:
Title:

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